UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     May 5, 2015

WEYCO GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-9068	39-0702200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 W. Estabrook Blvd. P. O. Box 1188 Milwaukee, WI	53201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 908-1600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Weyco Group, Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders on May 5, 2015. There were 10,842,257 outstanding shares eligible to vote as of March 16, 2015, the record date for the 2015 Annual Meeting. At the meeting, the following actions were taken:

(i)                 The shareholders elected three directors to the Company’s Board of Directors for terms expiring at the Annual Meeting in the year 2018. The directors elected, as well as the number of votes cast for, votes withheld and broker non-votes for each individual are set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John W. Florsheim	9,089,441	137,479	713,122
Frederick P. Stratton, Jr.	9,093,375	133,545	713,122
Cory L. Nettles	9,100,986	125,934	713,122

The terms of the other directors of the Company continue until the Annual Meeting in the years set forth below:

Director	Term	Director	Term
Thomas W. Florsheim, Jr.	2017	Tina Chang	2016
Robert Feitler	2017	Thomas W. Florsheim	2016

(ii)               The shareholders approved a proposal to ratify the Audit Committee’s appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, with the following votes:

Amount
Votes for approval:	9,913,764
Votes against:	13,128
Abstentions:	13,150
Broker Non-Votes:	-

* * * * *

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2015	WEYCO GROUP, INC.

/s/ John Wittkowske
John Wittkowske
Senior Vice President/CFO